Listing Report:Supplement No. 270 dated Jun 22, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 420351
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	12.98%	Starting borrower rate/APR:	13.98% / 16.14%	Starting monthly payment:	$222.09

Auction yield range:	5.98% - 12.98%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1997	Debt/Income ratio:	24%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	16 / 14	Length of status:	0y 5m
Credit score:	720-739 (Jun-2010)	Total credit lines:	36	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$218,190	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	coin-association5	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Retiring and Revolving Credit Lines
Purpose of loan:
This loan will be used to consolidate and retire an?accumulation of revolving debt for which the introductory interest rates have expired and are now drawing 29.99% APR.??At the present time, both payments are approaching $300.??

The expiration of introductory rate offers as well as reduced credit limits and a significate increase in minimum monthly payments?are prohibiting my?targeted?annual principal reduction.??

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 459831
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,300.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$91.45

Auction yield range:	13.98% - 24.00%	Estimated loss impact:	15.08%
Lender servicing fee:	1.00%	Estimated return:	8.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2006	Debt/Income ratio:	24%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 5	Length of status:	3y 11m
Credit score:	640-659 (May-2010)	Total credit lines:	15	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$2,417	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	plantengineer	Borrower's state:	Georgia	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	32 ( 94% )	640-659 (Latest)
Principal borrowed:	$8,000.00	< 31 days late:	2 ( 6% )	660-679 (Jul-2009) 580-599 (Jul-2008) 560-579 (Feb-2008) 580-599 (May-2007)
Principal balance:	$2,170.30	31+ days late:	0 ( 0% )
Total payments billed:	34
Description
lower prosper interest rate
Purpose of loan:
I simply want to lower the interest rate on the remainder of my current prosper loan.

My financial situation:
I am a good candidate for this loan because I earn slightly more money than I spend each month?

Monthly net income: $2300

Monthly expenses: $
??Housing: 850$
??Insurance: 75$
??Car expenses: 0$
??Utilities:150 $
??Phone, cable, internet: 50$
??Food, entertainment: 175$
??Clothing, household expenses 150$
??Credit cards and other loans: 450$
??Other expenses: 150$
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463403
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1982	Debt/Income ratio:	11%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	12 / 11	Length of status:	10y 1m
Credit score:	700-719 (Jun-2010)	Total credit lines:	72	Occupation:	Doctor
Now delinquent:	0	Revolving credit balance:	$36,487	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	morgabe	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 64% )	700-719 (Latest)
Principal borrowed:	$15,000.00	< 31 days late:	9 ( 36% )	700-719 (Mar-2010) 700-719 (Feb-2010) 700-719 (Jan-2010) 720-739 (Mar-2008)
Principal balance:	$5,334.40	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
Buffer for Family
I am a good candidate for this loan because my DTI is 11%.My utilization looks high because banks dropped limits on some of my cards which makes my utilization look higher than it really is.The purpose of this loan is for my family to have a buffer while I am deployed for 90-days.I am almost done with one Prosper loan and have done great with payments.My job as a physician are stable and will be waiting for me.

MMort: 3200; home and car ins: 400; life and disablity ins 1,200; food and entertainment 1,200; home taxes 600; cars 1,600; all phones and fax 525; loans 1097; cards 400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463415
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$361.89

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	7 / 7	Length of status:	1y 3m
Credit score:	740-759 (Jun-2010)	Total credit lines:	33	Occupation:	Architect
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	agreement-prometheus	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit card
Purpose of loan:
This loan will be used to pay off two outstanding credit payments.

My financial situation:
I am a good candidate for this loan because, I have recently received a job offer in Los Angeles?in regards to furniture sales.?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $ 233????????
??Car expenses: $ 570
??Utilities: $
??Phone, cable, internet: $ 111
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463573
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2005	Debt/Income ratio:	40%
Basic (1-10):	1	Inquiries last 6m:	9	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	7 / 6	Length of status:	2y 7m
Credit score:	640-659 (Jun-2010)	Total credit lines:	13	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,318	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	the-social-motor	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me start my life again
Purpose of loan:
This loan will be used to pay off my debt and get everything under one roof.

My financial situation:
I am a good candidate for this loan because I work full time at a bank and I want to pay off my debt to start fresh.

Monthly net income: $ 1960

Monthly expenses: $
??Housing: $?I dont pay rent because I live with family member????
??Insurance: $ I have no isurance
??Car expenses: $?????350
??Utilities: $?0
??Phone, cable, internet: $ 70
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 600
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463579
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$150.70

Auction yield range:	16.98% - 20.00%	Estimated loss impact:	26.13%
Lender servicing fee:	1.00%	Estimated return:	-6.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1993	Debt/Income ratio:	20%
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	3 / 4	Length of status:	1y 11m
Credit score:	620-639 (Jun-2010)	Total credit lines:	50	Occupation:	Social Worker
Now delinquent:	1	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$309	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	26
Screen name:	gentle-trade	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,600.00	< 31 days late:	0 ( 0% )	640-659 (Aug-2009)
Principal balance:	$1,308.68	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Need to move
Purpose of loan:
This loan will be used to help my family and I move out of the home we currently reside in.? The home is full of black mold and is dangerous for us to remain in.? We need to pay off taxes we owe on the home and put a deposit down on a new rental.?

My financial situation:
I am a good candidate for this loan because despite having some finanacial problems in the past including a bankruptcy I am a responsible person.? I have excellant income and will be recieving a raise in July.? I have learned from my past mistakes and want to be able to move my family into a safer/cleaner home.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 550
??Insurance: $ 160
??Car expenses: $ 309
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 50
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 66.00
??Other expenses: $ 0

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463591
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	16.98% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2001	Debt/Income ratio:	37%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 9	Length of status:	5y 11m
Credit score:	700-719 (Jun-2010)	Total credit lines:	19	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$13,124	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	83%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	best-soulful-fairness	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
Purpose of loan:
I will use this loan to pay off revolving credit card debt and make some minor home improvements-

My financial situation:
I am a good candidate for this loan because I am responsible and current with all of my debts and all?payments?are made on time; although my spouse's income is not included in my profile, it is also used to pay my monthly expenses.?
The reason I am looking for a personal loan even though I am current with my payments is?knowing that my revolving credit card debt will be paid off in 3 years instead of a longer unknown period of time due?changing APRs and other fees associated with the revolving debt.? I would also like to begin making minor home improvements such as replacing floor tile, replacing carpets and painting the house.?
I?believe this personal loan will help me move forward with my financial goals.

Monthly net income: $ 3058.25

Monthly expenses: $
??Housing: $ 1856?mortgage including escrow and taxes??
? Insurance: $ 97
??Car expenses: $?475 monthly car payment & gas
??Utilities: $?150
??Phone, cable, internet: $ 110
??Food, entertainment: $?100
??Clothing, household expenses $ 240
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463597
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2002	Debt/Income ratio:	25%
Basic (1-10):	3	Inquiries last 6m:	11	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	11 / 10	Length of status:	4y 5m
Credit score:	660-679 (Jun-2010)	Total credit lines:	13	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$36,545	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	47%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wise-skillful-wampum	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation-Paying down debt
Purpose of loan:
This loan will be used to?
Pay off a high interest credit card in order to free up cash so we can aggressively pay debt down.
My financial situation:
I am a good candidate for this loan because? We have never been delinquent nor have we ever not paid a debt.? Investors can expect a full return of capital.

Monthly net income: $ 4400

Monthly expenses: $
??Housing: $ 680
??Insurance: $ 35
??Car expenses: $ 0
??Utilities: $165
??Phone, cable, internet: $ 100
??Food, entertainment: $ 750
??Clothing, household expenses $ 125
??Credit cards and other loans: $ 700
??Other expenses: $ 325
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463603
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	16.98%	Starting borrower rate/APR:	17.98% / 20.19%	Starting monthly payment:	$253.00

Auction yield range:	16.98% - 16.98%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2003	Debt/Income ratio:	15%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	0y 2m
Credit score:	640-659 (Jun-2010)	Total credit lines:	16	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$551	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	schrade_davi	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Well-employed, ridiculous int rate
Purpose of loan:
This loan will be used to? pay off my credit card & bank overdraft protection accounts

Instead of simply paying minimums I would rather have a fixed-length loan such as one from prosper to ensure that within three years the balances are paid off.

My financial situation:
I am a good candidate for this loan because? I'm currently well-employed by a large, very stable financial services and sales firm (Bloomberg). They do not manage money and have no had layoffs throughout the entire economic crisis so the company is as stable as they come. I'm doing well here and look forward to being here for years to come.

You're receiving 18% on your money from a person who has never failed to make a payment, is earning well beyond the required needs, and is serious about improving his credit score. I believe this to be a great deal. Unfortunately my credit score is in the lower bucket due to the amount of school debt I have and my credit/OD's being close to their limit. That's the reason for this loan.

Monthly net income: ~$3,800

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 0
??Car expenses: $ 0?
??Utilities: $ 100
??Phone, cable, internet: $ 50
??Food, entertainment: $ 1200
??Clothing, household expenses $ 100
??Credit cards and other loans: $?700
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463621
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$381.90

Auction yield range:	16.98% - 21.00%	Estimated loss impact:	35.69%
Lender servicing fee:	1.00%	Estimated return:	-14.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1998	Debt/Income ratio:	26%
Basic (1-10):	1	Inquiries last 6m:	8	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	5 / 5	Length of status:	5y 8m
Credit score:	660-679 (Jun-2010)	Total credit lines:	24	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$752	Stated income:	$25,000-$49,999
Amount delinquent:	$194	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	magnetic-funds6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Installing a Backyard
Purpose of loan:
This loan will be used to install a backyard in our (my wife, daughter and I) new house; the backyard is currently dirt.

My financial situation:
I am a good candidate for this loan because even though the term is for 3 years (to keep payments manageable) this loan will be paid off within a year's time, due to?forecast?calculations done by our CPA for the 2010 tax year. In addition, I'm willing to provide any documentation and answer?any questions?that?are necessary to prove my worthiness for this loan.

Monthly net income: $?2,500 (conservative reporting)
NOTE:?My apologies (ore-leather)?regarding my first listing. I had erroneously input my per paycheck take home pay as opposed to my monthly take home pay.

Monthly expenses: $ 2,097.95
??Housing: $ 855.00
??Insurance:?Policy period 03/01/2010-08/31/2010 has been paid in full
??Car expenses: $ 300.00 (gas allocation)
??Utilities: $ 85.00
??Phone, cable, internet: $ 377.95 (landline, cable,?internet & cell)
??Food, entertainment: $ 450.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 30
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463791
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1992	Debt/Income ratio:	40%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 6	Length of status:	7y 3m
Credit score:	640-659 (Jun-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$19,904	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	honorable-contract0	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a high interest credit c
Purpose of loan:
This loan will be used to pay off a high interest credit card with citifinancial.

My financial situation:
I am a good candidate for this loan.

Monthly net income: $ 2000.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 157.00
??Car expenses: $ 200.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $
??Credit cards and other loans: $ 500.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463821
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$498.83

Auction yield range:	10.98% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1992	Debt/Income ratio:	49%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 6	Length of status:	11y 10m
Credit score:	700-719 (Jun-2010)	Total credit lines:	20	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$32,171	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	precious-dime1	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Addiing on for New fam. Addition
Purpose of loan:
This loan will be used to? add onto the house for our?newest son.

My financial situation:
I am a good candidate for this loan because? because I am a dependable person that takes my responsibilities very seriously

Monthly net income: $ 4400

Monthly expenses: $
??Housing: $ 1550
??Insurance: $ 160
??Car expenses: $ 330
??Utilities: $?400
??Phone, cable, internet: $ 160
??Food, entertainment: $ 400
??Clothing, household expenses $ 400 ( baby expenses)
??Credit cards and other loans: $ 600 (student loans)
??Other expenses: $ 450 (savings)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 427588
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	6.50%	Starting borrower rate/APR:	7.50% / 7.84%	Starting monthly payment:	$497.70

Auction yield range:	2.98% - 6.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	11%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	6y 4m
Credit score:	840-859 (Jun-2010)	Total credit lines:	17	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$9,802	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	drenalin	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	48 ( 100% )	840-859 (Latest)
Principal borrowed:	$32,000.00	< 31 days late:	0 ( 0% )	780-799 (Jul-2008) 840-859 (May-2007)
Principal balance:	$4,182.28	31+ days late:	0 ( 0% )
Total payments billed:	48
Description
Debt consolidation
Purpose of loan:
Debt Consolidation.? This would replace another prosper loan and the last part of second mortgage, the purpose is to reduce our monthly payments while still getting rid of these two loans in the short term.? The loans being replaced have interest rates of 6.875% and 8.19%.

My financial situation:
I have been employed regularly since 1999 and have a clean credit record.? My wife and I pride ourselves on paying bills on time and keeping up with our finances.? Our first prosper loan was for a kitchen renovation and is completely paid off, our second prosper loan was to help with debt consolidation.? We are still paying off overruns from our house/kitchen renovations a couple of years ago.? You can see from the records our revolving debt went up quite a bit since our first prosper loan, but is down to $0 now.? We have paid down all credit cards to $0 revolving balance now for 2 months.? Main financial goals currently are to increase our short term savings and continue to aggressively reduce our debt load.? We have achieved getting all of our current debt to loans that are under 8% (this is why I'm listing at 7.5%).

Monthly net income: $ 6500

Monthly expenses: $
??Housing: $ 2600
??Insurance: $ 300
??Car expenses: $ 200 (gas and maintenance, car is fully owned)
??Utilities: $ 120 (gas/electric/water/garbage - we have solar)
??Phone, cable, internet: $ 130
??Food, entertainment: $ 600
??Clothing, household expenses $ 150
??Credit cards and other loans: $
???? prosper#2 - $314
???? family and friends loans - $1000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463388
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$596.40

Auction yield range:	16.98% - 24.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2005	Debt/Income ratio:	28%
Basic (1-10):	1	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 3	Length of status:	4y 2m
Credit score:	640-659 (Jun-2010)	Total credit lines:	10	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$297	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	joyous-note5	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Electronic Cigarette sales company
Purpose of loan:
?This loan will be used to start a company that will sell electronic cigarettes in New Jersey and Pennslyvania.

My financial situation:
?My finacial situation is great. My husband and I are both enlisted military members. together we make 80,000 per year. We live in military housing and have no children. We also share a credit card with a?1000 dollar limit for emergencys. we have three cars two of which are paid off.

Monthly net income: $
My personal income is 36000 a year. my total household income is over 80,000

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 250
??Car expenses: $ 223
??Utilities: $ paid
??Phone, cable, internet: $?90 cable/internet 180 phone
??Food, entertainment: $ 400-1000
??Clothing, household expenses $?100
??Credit cards and other loans: $ 175
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463418
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1996	Debt/Income ratio:	26%
Basic (1-10):	1	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	5 / 6	Length of status:	25y 6m
Credit score:	660-679 (Jun-2010)	Total credit lines:	22	Occupation:	Engineer - Electric...
Now delinquent:	1	Revolving credit balance:	$22,022	Stated income:	$50,000-$74,999
Amount delinquent:	$277	Bankcard utilization:	106%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	14
Screen name:	leverage-cannon4	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
My daughter is having her spine fused because of? a birth defect. This loan will pay off all my personal debt except for my house and?I will be there for her during her recovery.

My financial situation:
I am a good candidate for this loan because I have a steady work history with the same compny for the last 25 yaers

Monthly net income: $3300.00

Monthly expenses:
??Housing: $ 2996
??Insurance: $ 135
??Car expenses: $ 401
??Utilities: $ 300
??Phone, cable, internet: $ 150
??Food, entertainment: $?100
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463424
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	22%
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 7	Length of status:	0y 8m
Credit score:	600-619 (Jun-2010)	Total credit lines:	26	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$2,734	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	13
Screen name:	Brandy504	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	600-619 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	620-639 (Sep-2009) 560-579 (Jul-2008)
Principal balance:	$1,278.82	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Moving and Relocaiton Expenses
Purpose of loan:
This loan will be used to pay for moving and relocation expenses.

My financial situation:
The purpose of this loan will be used for moving expenses and a few pieces of furniture.? The move was not planned and will be happening fairly quickly.?

I want to give some insight on my employment history.? From 11/04-10/09 I was employed with a large bank in Oct my job position was eliminated.? I was unemployed for 30 days to be exact.? I am now an employee for the federal government.

I do currently have a prosper loan that has not been late on payments.

Monthly net income: $ 2070

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 84????????
??Car expenses: $ 250
??Utilities: $ 50????????????
??Phone, cable, internet: $ 80
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463428
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$307.72

Auction yield range:	10.98% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1992	Debt/Income ratio:	35%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 7	Length of status:	13y 8m
Credit score:	740-759 (Jun-2010)	Total credit lines:	36	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$79,880	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	shiny-bonus6	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off higher payment loan
Purpose of loan:
This loan will be used to?pay off a higher monthly payment loan?

My financial situation:
I am a good candidate for this loan because? I will pay this off sooner than the term.

Monthly net income: $ 14000

Monthly expenses: $
??Housing: $ 2700
??Insurance: 115??
?Car expenses: 700?
??Utilities: $ 500
??Phone, cable, internet: $ 75
??Food, entertainment: $ 1000
??Clothing, household expenses $ 700
??Credit cards and other loans: $ 3000
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463430
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.84%	Starting monthly payment:	$60.64

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1993	Debt/Income ratio:	2%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	3y 7m
Credit score:	660-679 (Jun-2010)	Total credit lines:	21	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	1/ 1	Homeownership:	No
Delinquencies in last 7y:	19
Screen name:	reward-blackberry1	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Moving to a less expense place
Purpose of loan:
This loan will be used toward a deposit and first months rent on an apartment.

My financial situation:
I am a good candidate for this loan because? I have a stable, secure job and with a low debt to income ratio

Monthly net income: $2500

Monthly expenses: $2050
??Housing: $500 (roommate)
??Insurance: $125
??Car expenses: $300
??Utilities: $200
??Phone, cable, internet: $125
??Food, entertainment: $400
??Clothing, household expenses $200
??Credit cards and other loans: $0
??Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463582
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$245.76

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2003	Debt/Income ratio:	29%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 12	Length of status:	1y 0m
Credit score:	700-719 (Jun-2010)	Total credit lines:	18	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$7,601	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bgoodman	Borrower's state:	Georgia	Borrower's group:	Big Red Money Machine Entrepreneurs & Debt Consolidation
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	61 ( 98% )	700-719 (Latest)
Principal borrowed:	$9,000.00	< 31 days late:	1 ( 2% )	600-619 (Aug-2009) 620-639 (Apr-2009) 620-639 (Mar-2008) 540-559 (Dec-2007)
Principal balance:	$1,535.70	31+ days late:	0 ( 0% )
Total payments billed:	62
Description
End of A Journey - No Credit Cards!
Purpose of loan:
This loan will be used to pay off the last of my credit cards.

My financial situation:

I am a good candidate for this loan because I have never made a late payment on any loans and I have a flawless history with previous prosper loans. Also my increase in credit score shows my creditworthiness.

Monthly net income: $ 4300

Monthly expenses: $
? Housing: $ 450
? Insurance: $ 90
? Car expenses: $ 300
? Utilities: $ 160
? Phone, cable, internet: $ 125
? Food, entertainment: $ 250
? Clothing, household expenses $ 75
? Credit cards and other loans: $ 650

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463594
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$361.89

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2003	Debt/Income ratio:	43%
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	7 / 7	Length of status:	8y 11m
Credit score:	600-619 (Jun-2010)	Total credit lines:	15	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$25,948	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 2	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Maryland28	Borrower's state:	Alabama	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 100% )	600-619 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	640-659 (May-2010) 560-579 (Mar-2008) 600-619 (Mar-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
2nd loan-Paying off credit cards
Purpose of loan:
This loan will be used to?

1 more try! Please don't let my prosper rating discourage you from bidding on this loan.?I do care about credit and I assure you?I do pay all my bills?on time. I?have 1 account with a?large balance of 10,700.00 that is killing me in interest. Its where I fell to read the fine prints far as the interest rate on this which is 34.99.?This will be my 2nd loan request. The first loan was created 2years ago where you saw I had no delinquents and no late payments. I started off with a small amount to prove that I am trustworthy. As you can see I still have no delinquents or late payments but I'm not sure why my Prosper rating is HR. I?am glad to say because of?my credit history I just closed on my first home. Now that I have accomplished my goal, I really want to focus on just paying my mortgage and utilities. This loan will be used to payoff my credit card debt.? Instead of continue making payments to this one, this one, this one and this one. I rather pay them all off and make 1 monthly payment and get them paid off in 36 months or less.? I hope you consider me as candidate for this loan it will be greatly appreciated and I hope I?ve shown that I can be trusted that I will and can make all of my payments on time. Please don't let my prosper rating disturb you from bidding on my loan. I have and always will pay my bills on time. I can answer any questions you may have.??Thank You

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 2931.20

Monthly expenses: $
??Housing: $ 708.00
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463624
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$275.94

Auction yield range:	10.98% - 29.00%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1984	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	11 / 9	Length of status:	6y 5m
Credit score:	720-739 (Jun-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	funds-stockpiler0	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My 2nd Personal Loan!!
Purpose of loan:
Back on 8/20/2009 I took an 11,000 dollar loan from LendingClub.com this is the current information on it copied directly from the site

Amount Requested$11,000Loan PurposeDebt consolidationLoan GradeA5Interest Rate8.94%Loan Length3 years (36 payments)Monthly Payment$349.49 / month Funding Received$11,000 (100.00% funded)Lenders185 people funded this loanLoan StatusCurrentLoan Submitted on8/20/09 8:36 PM

Status: Current Terms $11,000 / 3 years / 8.94% Principal Balance $8,519.06 Principal paid to date $2,480.94 (22.55%) Next Payment $349.49 Due Date Jul 03, 2010 Overdue Amount $0.00 Sum of remaining payments $9,436.08 Pay-off Amount $8,582.53 Amount paid to date $3,145.41 (25.00%)Borrower Profile

As you can see I am a great candidate for this loan, responsible enough to take out an 11,000 dollar loan make my 350 dollar payments on time for 1 year without any problems. I can easily handle the payments from this loan.

Also the previous loan is the main reason I have a D rating on this site because I have such a large amount taken. Not a bad reason especially since it shows I am even a stronger candidate for this loan. I've dealt with sites like this before. ?As you can see just a year ago I was able to get a great credit rating on the other site and a great interest rate. Therefore, there is no reason why my D rating should play a huge role on this loan Clearly I can afford this and?instead of wondering why the?D rating?is?why Im showing you (the reason), should help put you at ease. ?

Reason for first loan - pay off my sons debts

Reason for NEW loan - consolidate my debt

My Person Monthly net income: $ 3,583?

My Monthly Expenses (All amounts are small because I split everthing with my sister : )
??Housing: $ Rent?450
??Utilities: $?100
??Phone, cable, internet: $?75?
??Food, entertainment: $?300
??Credit cards and other loans: $?350?

Total: $ 1225 Monthly Expenses

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463630
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.15%	Starting borrower rate/APR:	34.15% / 36.59%	Starting monthly payment:	$156.65

Auction yield range:	13.98% - 33.15%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1993	Debt/Income ratio:	5%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	2y 5m
Credit score:	660-679 (Jun-2010)	Total credit lines:	28	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$865	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	26
Screen name:	orange-alluring-loan	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short term Loan Request
Purpose of loan:
This loan will be used to?pay off an auto loan.

My financial situation:
I am a good candidate for this loan because? I am adamant about building my credit to be the best it can be.

Monthly net income: $ 3300.00 ????

Monthly expenses: $
??Housing: $ 800.00
??Insurance: $ 60.00
??Car expenses: $ 200.00 (gas)
??Utilities: $ 200.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 25.00
??Other expenses: $ n.a
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463800
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.30%	Starting borrower rate/APR:	34.30% / 36.74%	Starting monthly payment:	$112.10

Auction yield range:	13.98% - 33.30%	Estimated loss impact:	15.54%
Lender servicing fee:	1.00%	Estimated return:	17.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2007	Debt/Income ratio:	15%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	0y 8m
Credit score:	680-699 (Jun-2010)	Total credit lines:	10	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$3	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	transparency-kin	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reconstructive Chest Surgery
Purpose of loan:
This loan will be used to finance a reconstructive chest surgery. I do not have health insurance and so I must pay for the procedures and associated follow-up myself.

My financial situation:
I am a good candidate for this loan because I work full-time, I am responsible and I am completely independent. I am also working toward an undergraduate degree and am often able to supplement my work income with my leftover financial aid. Everything I have beyond living expenses is going toward surgery until it is funded and any borrowed money is paid off.

Monthly net income: $1300

Monthly expenses: $ 780
??Housing: $ 300
??Insurance: $ 60
??Car expenses: $ 60
??Utilities: $ 100
??Phone, cable, internet: $ 80
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 30
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463806
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$17,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$649.24

Auction yield range:	16.98% - 21.00%	Estimated loss impact:	26.19%
Lender servicing fee:	1.00%	Estimated return:	-5.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	51%
Basic (1-10):	2	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 6	Length of status:	0y 10m
Credit score:	660-679 (Jun-2010)	Total credit lines:	31	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$1,830	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	newest-benefit-aspen	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay of my deby
Purpose of loan:
This loan will be used to? used to consolidate all my credit into one account. I have credit that is in my parents name that I am trying to consolidate into my name. I am taking responsibility for my mistakes.

My financial situation:
I am a good candidate for this loan because? I am a hardworker, I have been in my profession for over 5 years now. I have stable income that is coming in to pay for my debt. I want to pay off my debt inorder to buy a home and start a familly.

Monthly net income: $ 39000

Monthly expenses: $
??Housing: $ 400
??Insurance: $ 80
??Car expenses: $ paid?off
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $?200
??Clothing, household expenses $ 100
??Credit cards and other loans: $700
??Other expenses: $ 250
Information in the Description is not verified.